                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CROWN AMERICAN REALTY TRUST
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.

                1) Title of each class of securities to which transaction applies:

                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:

                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:

                        ------------------------------------------------------------
                5)      Total fee paid:

                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.

                1)      Amount Previously Paid:

                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:

                        ------------------------------------------------------------
                3)      Filing Party:

                        ------------------------------------------------------------
                4)      Date Filed:

                        ------------------------------------------------------------

                          CROWN AMERICAN REALTY TRUST
                               PASQUERILLA PLAZA
                         JOHNSTOWN, PENNSYLVANIA 15901

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS--APRIL 26, 2000

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Crown American Realty Trust (the "Company") will be held at the Johnstown Holiday Inn, 250 Market Street, Johnstown, Pennsylvania on Wednesday, April 26, 2000 at 10:00 a.m. (local time), for the purpose of considering and acting upon the following:

          (1) The election of two persons to serve as Trustees for a three-year term expiring at the Annual Meeting of Shareholders in 2003;

          (2) To consider and vote upon a proposal to amend the 1993 Crown American Realty Option Plan to increase the number of limited partnership units which are available for the issuance of options to officers and key employees from 1,200,000 to 2,200,000; and

          (3) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Trustees has fixed the close of business on March 15, 2000 as the record date for the determination of the holders of the Company's Common Shares of Beneficial Interest entitled to receive notice of and to vote at the meeting, or any adjournments thereof, and only shareholders of record on such date are entitled to receive notice of and to vote at said meeting.

     You will find enclosed a proxy card which must be completed and returned in order to vote all Common Shares of Beneficial Interest which you hold. The Company's 1999 Annual Report to Shareholders is also enclosed.

                                        By Order of the Board of Trustees,

                                             Ronald P. Rusinak
                                             Vice President, General
                                               Counsel and Secretary
Johnstown, Pennsylvania
March 31, 2000

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                          CROWN AMERICAN REALTY TRUST
                               PASQUERILLA PLAZA
                         JOHNSTOWN, PENNSYLVANIA 15901

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 2000

                                    GENERAL

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Trustees of Crown American Realty Trust (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. (local time) on Wednesday, April 26, 2000 at the Johnstown Holiday Inn, 250 Market Street, Johnstown, Pennsylvania or at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any shareholder who gives a proxy has the power to revoke it at any time before it is exercised by notice to the Secretary. A later-dated proxy will revoke an earlier proxy, and shareholders who attend the Annual Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     As of the close of business on March 15, 2000, the Company had outstanding 26,207,919 Common Shares of Beneficial Interest ("Common Shares"). This proxy statement and the proxy in the accompanying form are being mailed on or about March 31, 2000 to holders of record of the Common Shares as of the close of business on March 15, 2000. The Company has senior preferred shares of beneficial interest outstanding which do not currently have voting rights.

     The Annual Report to Shareholders for the fiscal year ended December 31, 1999, which includes consolidated financial statements, is enclosed with this Proxy Statement.

                                     VOTING

     Shareholders of record as of the close of business on March 15, 2000 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A plurality of all the votes cast shall be sufficient to elect a Trustee. The affirmative vote of a majority of the shares present in person or by proxy shall be sufficient to approve the proposed amendment to the 1993 Crown American Realty Option Plan. A majority of the votes cast shall be sufficient to approve any other matter which may come before the meeting unless more than a majority of the votes cast is required by statute or by the Company's Second Amended and Restated Declaration of Trust.

                     BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     Under the proxy rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

MANAGEMENT

     The Company conducts all of its business activities through subsidiaries, principally Crown American Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), and Crown American Financing Partnership, L.P., a Delaware limited partnership (the "Financing Partnership"). The Company does not have any employees other than its officers. For purposes of this Proxy Statement, employees and officers of the Operating Partnership are treated as employees of the Company.

     The Trustees, chief executive officer, four other most highly compensated executive officers who were serving as executive officers as of December 31, 1999, and all Trustees and executive officers of the Company as a group beneficially owned as of February 29, 2000 the number of Common Shares set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each Trustee and executive officer has sole voting power and sole dispositive power with respect to the shares shown.

                                                         AMOUNT AND NATURE
                                                           OF BENEFICIAL        PERCENT
                         NAME                                OWNERSHIP        OF CLASS (1)
                         ----                            -----------------    ------------
Mark E. Pasquerilla                                          4,321,166(2)         15.7%
Clifford A. Barton                                              45,333(3)            *
Donald F. Mazziotti                                             16,183(4)            *
Zachary L. Solomon                                             316,000(3)          1.1%
Peter J. Siris                                                 104,500(5)            *
Terry L. Stevens                                                57,012(6)            *
Donato B. Zucco                                                 61,734(7)            *
George M. Sakakeeny                                             79,048(8)            *
Thomas Stephenson                                               92,075(9)            *
Nicholas O. Antonazzo                                          102,154(10)           *
All Trustees and executive officers as a group (10
  persons)                                                   5,195,205(11)        18.7%

---------

* Less than 1%

 (1) The percentage of class was determined by dividing the number of shares beneficially owned by the number of Common Shares outstanding, in each case treating the shares which may be acquired upon exercise of outstanding options as outstanding that are exercisable within 60 days of the Record Date as required by Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. For purposes of inclusion in the table and percentage of class, options represent the right to acquire common Partnership Units, which may be converted into Common Shares of the Company.

 (2) Includes 26,908 Common Shares held of record by Mark E. Pasquerilla individually and 137,496 Common Shares held of record by Marenrico Partnership, a general partnership consisting of Mark E. Pasquerilla and Leah Pasquerilla, his sister, as to which Common Shares he shares voting and dispositive power. Includes 40,890 Common Shares allocated to the executive in connection with the Crown American Properties, L.P. Key Executive Capital Incentive Plan (the "Executive Incentive Plan"). Also includes 4,115,872 Common Shares reported as beneficially owned by Crown Investments Trust ("Crown Investments"), a Delaware business trust the entire beneficial interest of which is owned by Crown Delaware Holding Corporation, a Delaware corporation ("Crown Delaware"). All the outstanding capital stock of Crown Delaware is owned by Crown Holding Company, a Pennsylvania corporation ("Crown Holding"). All of the voting common stock of Crown Holding is owned by Mark E. Pasquerilla, the Frank J. Pasquerilla Revocable Trust and the Estate of Sylvia Pasquerilla.

 (3) Includes 16,000 shares which may be acquired upon the exercise of outstanding options.

 (4) Includes 15,000 shares which may be acquired upon the exercise of outstanding options.

 (5) Includes 4,000 Common Shares held in trust for his son and daughter, with respect to which Mr. Siris is the trustee, beneficial ownership of which shares is disclaimed. Also includes 51,500 Common Shares held in an investment fund over which Mr. Siris has voting and dispositive power and includes 15,000 shares which may be acquired upon the exercise of outstanding options.

 (6) Includes 1,539 Common Shares held in trust for his daughters, with respect to which Mr. Stevens is the trustee, beneficial ownership of which shares is disclaimed. Also includes 13,105 Common Shares allocated to the executive in connection with the Executive Incentive Plan and 36,000 shares which may be acquired upon the exercise of outstanding options.

 (7) Includes 9,342 Common Shares allocated to the executive in connection with the Executive Incentive Plan and 36,000 shares which may be acquired upon the exercise of outstanding options.

 (8) Includes 12,253 Common Shares allocated to the executive in connection with the Executive Incentive Plan and 36,000 shares which may be acquired upon the exercise of outstanding options.

 (9) Includes 15,565 Common Shares allocated to the executive in connection with the Executive Incentive Plan and 72,000 shares which may be acquired upon the exercise of outstanding options.

(10) Includes 4,953 Common Shares held jointly by Mr. Antonazzo and his wife, with whom he shares voting and dispositive power. Also includes 25,201 Common Shares allocated to the executive in connection with the Executive Incentive Plan. Includes 72,000 shares which may be acquired upon the exercise of outstanding options.

(11) Includes 4,115,872 Common Shares reported as beneficially owned by Crown Investments which are included in the reported holdings of Mark E. Pasquerilla. Also includes the shares which may be acquired upon the exercise of outstanding share options as described above.

OTHER BENEFICIAL OWNERS

     The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares as of the Record Date:

                                                    AMOUNT AND NATURE
  NAME AND ADDRESS                                    OF BENEFICIAL      PERCENT
OF BENEFICIAL OWNER                                     OWNERSHIP        OF CLASS
-------------------                                 -----------------    --------
Crown Investments Trust                                 4,115,872(1)       15.0%
  Pasquerilla Plaza
  Johnstown, PA 15901

The Prudential Insurance Company of America             2,285,100(2)        8.3%
  Prudential Plaza
  Newark, NJ 07102-3777

---------

(1) Includes 2,822,061 Common Shares (or 10.77% of the outstanding shares) currently held by Crown Investments and 1,293,811 Common Shares that Crown Investments has the right to acquire. Crown Investments presently owns 9,956,398 common partnership units in the Operating Partnership ("Partnership Units"). Pursuant to the Operating Partnership's partnership agreement, Crown Investments has the right to require the Operating Partnership to redeem part or all of Crown Investments' common Partnership Units for a price equal to the equivalent value of the Common Shares (on a one-for-one basis). The obligation to redeem Crown Investments' common Partnership Units may be assumed by the Company and such redemption can then be made for, at the Company's election, either Common Shares (on a one-for-one basis) or the cash equivalent thereof, provided that the Company may not pay for such redemption with Common Shares to the extent that it would result in Crown Investments beneficially or constructively owning more than 16.0% of the outstanding Common Shares. Conversely, Crown Investments may require the Company to assume the obligation to pay for such redemption with Common Shares to the extent that Crown Investments owns less than 16.0% of the outstanding Common Shares. The redemption right may be exercised by Crown Investments from time to time (although only once during any calendar year), in whole or in part, subject to the limitation that in any calendar year the redemption right may be exercised only with respect to 20% of (a) the common Partnership Units held by Crown Investments immediately after the initial public offering of the Common Shares plus (b) the common Partnership Units, if any, issued to Crown Investments in connection with the acquisition of certain properties from Crown Investments. For purposes of the 16.0% ownership limitation, Crown Investments is deemed to own Common Shares held by certain affiliates and related parties; as of December 31, 1999, Crown Investments believes it would be deemed to own 284,404 additional Common Shares for these purposes. Crown Investments has sole voting power and sole investment power over all Common Shares owned by it. The percent of class was determined by dividing the number of Common Shares beneficially owned by the number of Common Shares outstanding, treating the Common Shares which may be acquired by Crown Investments as outstanding.

(2) According to Schedule 13G dated January 31, 2000, The Prudential Insurance Company of America ("Prudential") holds such Common Shares for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. As such, Prudential may have direct or indirect voting and/or investment discretion over the shares.

                                 PROPOSAL NO. 1

                              ELECTION OF TRUSTEES

NOMINEES

     Two trustees will be elected at the Annual Meeting to serve until the annual meeting of shareholders in 2003 and until their successors are duly elected and qualified. The Board of Trustees has approved the nominations of Donato B. Zucco and Zachary L. Solomon and recommends a vote for their election. Each of the nominees has consented to be named as a nominee and to serve if elected.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Trustees will be voted FOR the election of the two nominees. In the event that at the date of the Annual Meeting any of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominees and such substitute nominee as shall be designated by the Board.

     The Board of Trustees established a Nominating Committee in September 1993 consisting of Frank J. Pasquerilla, Mark E. Pasquerilla and Donald F. Mazziotti. In 1999, the Nominating Committee consisted of Mark E. Pasquerilla and Donald F. Mazziotti. Such committee met once in 1999 to elect Donato B. Zucco as a Trustee to fill the vacancy created by the death of Frank J. Pasquerilla. The entire Board of Trustees voted to approve the nominations of Messrs. Zucco and Solomon.

     The Company's Bylaws provide that nominations for the election of Trustees at a meeting of shareholders may be made only by the Board or a shareholder of record entitled to vote in the election of the Trustees to be elected; provided, however, that a nomination may only be made by a shareholder of record at a meeting of shareholders if written notice that the nomination is to be made is received by the Secretary of the Company prior to the meeting. Generally, in the case of an annual meeting, the written notice must be received not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain information with respect to the nominee as set forth in the Bylaws. Information with respect to the nominating procedure may be obtained by a shareholder from the Secretary of the Company. No written notice that a nomination would be made by a shareholder at the Annual Meeting was received by the Company.

     Information about the nominees, each of whom is presently a member of the Board of Trustees, and about the other Trustees whose terms of office will continue after the Annual Meeting is set forth in the table below.

                                      TRUSTEE                  PRINCIPAL OCCUPATION OR
               NAME                    SINCE               EMPLOYMENT, DIRECTORSHIPS, AGE
               ----                   -------              ------------------------------
Nominees for a term expiring in 2003:

Donato B. Zucco                        1999      Senior Vice President and Chief Administrative
                                                 Officer of the Company since 1993, and its
                                                 predecessor since 1991; Mayor of Johnstown,
                                                 Pennsylvania since January 1998; Trustee of St.
                                                 Francis College since November, 1990; Age 59

Zachary L. Solomon                     1993      Chief Executive Officer of Baby Togs Inc. since
                                                 February 2000; President of Finity Apparel Group
                                                 (women's sportswear) from November 1999 to January
                                                 2000; President and Chief Executive Officer of
                                                 Adrienne Vittadini (clothing design company) from
                                                 February 1998 to September 1999; President and
                                                 Chief Executive Officer of Associated Merchandising
                                                 Corporation (private label developer and sourcer)
                                                 since prior to 1992 until 1997; Vice-Chairman of
                                                 Brooklyn College Foundation from 1987 to 1997;
                                                 Chairman of Brooklyn College Foundation since July
                                                 1997; Trustee of Baruch Graduate School of Business
                                                 since April 1997; Trustee of American Armenian Bank
                                                 since March 2000; Trustee of Close Out Now.com
                                                 since September 1999; Age 65
Continuing Trustees with a term expiring in 2002:

Mark E. Pasquerilla                    1993      Chairman of the Board of Trustees, Chief Executive
                                                 Officer since April 1999; President of the Company
                                                 since 1993; Vice Chairman of the Company from
                                                 September 1998 to April 1999; President of the
                                                 Company and its various subsidiaries and affiliates
                                                 since 1993; President or Vice-Chairman of Crown
                                                 Holding Company and its various subsidiaries and
                                                 affiliates since 1993. President of Crown American
                                                 Corporation and its various subsidiaries (bank
                                                 holding company); Director of USBANCORP, Inc.;
                                                 Director of Concurrent Technologies Corporation;
                                                 Age 40

Clifford A. Barton                     1993      Retired since January 1994; Chairman, President and
                                                 Chief Executive Officer of USBANCORP, Inc. from
                                                 prior to 1992 to January 1994; Director of
                                                 USBANCORP, Inc., U.S. Bank, Three Rivers Bank &
                                                 Trust Co., USBANCORP Trust Co., United Bancorp Life
                                                 Insurance Company, UBAN Associates, Inc., UBAN
                                                 Mortgage Company, TRB Financial Services Inc. and
                                                 Standard Mortgage Corporation of Georgia; Age 71

                                      TRUSTEE                  PRINCIPAL OCCUPATION OR
               NAME                    SINCE               EMPLOYMENT, DIRECTORSHIPS, AGE
               ----                   -------              ------------------------------
Peter J. Siris                         1998      Director of E-Save Network since November 1999;
                                                 Director of Santa Fe Gaming since May 1999;
                                                 Managing Director of Guerrilla Capital Management
                                                 LLC since 1998; Managing Director at UBS Securities
                                                 from 1990 to 1995; Senior Vice President of
                                                 ABN-Amro-Chicago, Corp. from February 1997 to March
                                                 1997; Senior Vice President of WARNACO, Inc. from
                                                 1995 to 1996 and President of various investment
                                                 banking companies and venture capital companies
                                                 worldwide; Director of Crown American Corporation,
                                                 the predecessor to the Company, from 1992 to 1993;
                                                 Age 45

Continuing Trustees with a term expiring in 2001:

Donald F. Mazziotti                    1993      Chief Information Officer, State of Oregon since
                                                 January 1998; Chairman of Delta Development Group,
                                                 Inc. (government relations, economic planning and
                                                 management consulting) from 1995 to 1997; President
                                                 of Delta Development Group, Inc. from 1990 to 1994;
                                                 Director of Delta Development Group, Inc. from 1988
                                                 to 1998; Age 54

Terry L. Stevens                       1999      Executive Vice President and Chief Financial
                                                 Officer of the Company since May 1999; Senior Vice
                                                 President and Chief Financial Officer of the
                                                 Company from September 1998 to May 1999; Senior
                                                 Vice President and Chief Accounting Officer of the
                                                 Company from May 1995 to September 1998; Vice
                                                 President and Chief Accounting Officer of the
                                                 Company from May 1994 to May 1995; Director of
                                                 Corporate Audit and Director of Financial Systems
                                                 at AlliedSignal, Inc. from 1990 to 1994; Audit
                                                 Partner with Price Waterhouse from 1983 to 1990 and
                                                 various other positions from 1972 to 1983;
                                                 Certified Public Accountant; Age 51

VOTE REQUIRED

     Only affirmative votes are counted in the election of Trustees. The two nominees for election as Trustees at the Annual Meeting who receive the highest number of votes cast for the election of Trustees by the holders of the Company's Common Shares present in person or voting by proxy, a quorum being present, will be elected as Trustees.

COMMITTEES OF BOARD OF TRUSTEES

     The principal committees of the Board of Trustees (in addition to the Nominating Committee) are the Executive Committee, the Audit Committee and the Compensation Committee.

     The members of the Executive Committee are Mark E. Pasquerilla and Terry L. Stevens. The Executive Committee is authorized to exercise all the powers of the Board of Trustees in the conduct of the business of the Company during the time when the Board of Trustees is not in session, except that the Executive Committee cannot declare dividends or other distributions, elect Trustees, issue shares of the Company, recommend action to the shareholders, amend the Bylaws or approve any merger or share exchange which does not require shareholder approval. The Executive Committee did not meet in 1999 because such committee and management of the Company favor participation by all Trustees whenever possible.

     The Audit Committee consists of Messrs. Barton, Siris, Mazziotti and Solomon. The responsibilities of the Audit Committee include, but are not limited to, making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1999.

     The Compensation Committee currently consists of Messrs. Barton, Siris, Mazziotti and Solomon. The Compensation Committee consists only of non-employee Trustees and its responsibilities include determining compensation of the Company's executive officers and administering the Company's option plans, the Executive Incentive Plan, the Retirement Savings Plan and the Savings Restoration Plan. The Compensation Committee held four meetings in 1999.

     The Board of Trustees held four regular meetings and three special meetings in 1999. All of the Trustees attended at least 75% of the aggregate of all meetings of the Board of Trustees and the committees on which they served during 1999.

COMPENSATION OF TRUSTEES

     Trustees who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Trustees or meetings of Committees of the Board. Trustees who are not employees of the Company receive an annual fee of $18,000, a meeting fee of $1,000 for each Board or Committee meeting attended and reimbursement of expenses incurred in attending meetings. Generally, Trustees do not receive compensation for meetings by means of conference telephone or similar communications equipment.

     Prior to the initial public offering of the Common Shares of the Company (the "Public Offering"), the shareholders of the Company approved the 1993 Trustees' Option Plan (the "Trustees' Option Plan"). The Trustees Option Plan was amended and restated effective as of December 30, 1997. As amended, options to purchase a total of 125,000 Common Shares of the Company are available to non-employee Trustees. Each non-employee Trustee automatically is granted on December 31 of each year an option to purchase 5,000 Common Shares having an exercise price equal to 100% of the fair market value of the shares on the date of grant. On December 31, 1999, each of the four non-employee Trustees was granted options to purchase 5,000 Common Shares at an exercise price of $5.50. The amended Trustees' Option Plan also provides for an automatic grant of 5,000 options to purchase Common Shares with an exercise price equal to 100% of the fair market value of the shares on the date of grant upon the appointment or election of each new non-employee Trustee to the Board. As of December 31, 1999, there were 62,000 options to purchase Common Shares held by the Trustees. To date, all options granted to the Trustees under the Trustees' Option Plan have been exercisable immediately upon grant, of which 1,000 and 6,000 options have been exercised by Donald Mazziotti and a former trustee, respectively.

     The terms of each option are contained in an Option Agreement, signed by the optionee, that includes such terms and conditions, consistent with the Trustees' Option Plan, as amended, and Rule 16b-3 ("Rule 16b-3") under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the Compensation Committee determines to be necessary or advisable. Currently, the Option Agreements provide that options are fully exercisable as of the date of the grant and terminate five years thereafter.

     The Board of Trustees may amend, suspend or terminate the Trustees' Option Plan at any time, in its sole discretion; provided, however, that the Board of Trustees may not amend the Trustees' Option Plan without approval of the shareholders of the Company if such approval is required by Rule 16b-3.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's Trustees, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the

Company. Officers, Trustees and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file. The Company believes that all such filing requirements applicable to its officers and Trustees were complied with in 1999.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for 1997, 1998 and 1999 of the Chief Executive Officer of the Company and those persons who were, as of December 31, 1999, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM      ALL OTHER
                                              ANNUAL COMPENSATION   COMPENSATION   COMPENSATION
                                              -------------------   ------------   ------------
     NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(1)    OPTIONS(2)      OTHER(3)
     ---------------------------       ----    ------    --------    ----------      --------
MARK E. PASQUERILLA                    1999   $278,285   $216,000           0        $ 7,310
  Chairman of the Board of Trustees,   1998    258,180     23,236           0          8,860
  Chief Executive Officer and
     President                         1997    250,661     24,815           0          8,412

GEORGE M. SAKAKEENY                    1999    184,554     62,160           0         21,176(4)
  Senior Vice President -              1998    156,000     23,400           0          7,020
  Portfolio Management and
     Acquisitions                      1997    118,285     10,807           0          5,323

THOMAS STEPHENSON                      1999    184,373     66,261           0         10,400
  Executive Vice President             1998    204,509     30,676           0         11,068
  of Asset Management                  1997    198,533     17,870           0         10,478

TERRY L. STEVENS                       1999    169,448     66,600      60,000         10,400
  Executive Vice President and         1998    151,314     23,250           0          8,457
  Chief Financial Officer              1997    117,858     11,676           0          5,401

NICHOLAS O. ANTONAZZO                  1999    180,051     54,000           0          9,170
  Executive Vice President             1998    202,145     15,160           0         11,032
  of Development                       1997    234,181     16,053           0         10,473

---------

(1) Bonuses under the Executive Incentive Plan for 1999 and 1998 were earned based on corporate and individual performances achieved in those years. For 1999, fourteen executives received a bonus based upon the Company achieving a predetermined corporate goal and a review of their individual performance. Seven executives, including Mark E. Pasquerilla and the other named executives, elected to defer 100% of their bonus in the form of Company Common Shares, which entitled them under the Executive Incentive Plan to receive an additional 20% bonus in Common Shares. The other seven executives elected to defer 50% of their bonus and to receive 50% in cash. The aggregate of the bonuses earned that relate to 1999 performance was $665,912. For 1998, Mark E. Pasquerilla elected to defer 75% of his bonus and receive 25% in cash, two of the named executives elected to defer 50% of their respective bonuses and to receive 50% in cash, and the remaining two named executives elected to defer 100% of their respective bonuses. Bonuses under the Executive Incentive Plan were not earned for 1997 because the criteria used to determine whether bonuses would be granted was not met. However, special bonuses were approved by the Compensation Committee based on individual performances achieved in 1997. All such bonuses approved for 1997 were deferred 100% by the named executives. After the end of each plan year the Company pays the non-deferred bonuses in cash to the executives and also deposits cash equal to the aggregate amount of the deferred bonuses into a trust account with a bank. Amounts held in the trust are allocated to each executive and are invested in Common Shares of the Company and in other investments as determined by the Trustee; gains, losses and earnings on the assets are allocated to each executive's account. Upon retirement, each executive will be entitled to receive the value of his allocated account in the trust in a lump sum or over a period of years as elected by the executive.

(2) Options represent the right to acquire common Partnership Units, which may be converted into Common Shares of the Company. Mark E. Pasquerilla, Chairman, Chief Executive Officer, and President, currently does not participate in the 1993 Crown American Realty Option Plan.

(3) The amount shown represents the Company's contribution to its Retirement Savings Plan on behalf of the named executive.

(4) The amount shown includes a $13,976 bonus paid to Mr. Sakakeeny in connection with his performance on a special project of the Company. This bonus was not made under the Retirement Savings Plan.

OPTION GRANTS

     In 1999, Terry L. Stevens received an option grant of 60,000 common Partnership Units under the 1993 Crown American Realty Option Plan (the "Employee Option Plan").

OPTION EXERCISES IN 1999 AND 1999 YEAR-END VALUES

     The following table sets forth as to four of the persons named in the Summary Compensation Table information with respect to (i) the options exercised during 1999, (ii) the net value realized upon such exercises, (iii) the number of common Partnership Units covered by unexercised options held at December 31, 1999 and (iv) the value of such unexercised options at December 31, 1999. Mark
E. Pasquerilla, Chairman and Chief Executive Officer, currently does not participate in the Employee Option Plan. Common Partnership Units obtained under the Employee Option Plan may be converted into Common Shares of the Company.

    AGGREGATED OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 OPTION VALUES

                                                                                         VALUE OF
                                                                  NUMBER OF            UNEXERCISED
                                                                 UNEXERCISED           IN-THE-MONEY
                                                                 OPTIONS AT             OPTIONS AT
                                   PARTNERSHIP                DECEMBER 31, 1999    DECEMBER 31, 1999(1)
                                      UNITS                   -----------------    --------------------
                                   ACQUIRED ON     VALUE        EXERCISABLE/           EXERCISABLE/
   NAME AND PRINCIPAL POSITION      EXERCISE      REALIZED      UNEXERCISABLE         UNEXERCISABLE
   ---------------------------      --------      --------      -------------         -------------
GEORGE M. SAKAKEENY                     0            $0         24,000/36,000             $0/$0
  Senior Vice President -
  Portfolio Management and
  Acquisitions

THOMAS STEPHENSON                       0            $0         48,000/72,000             $0/$0
  Executive Vice President of
  Asset  Management

TERRY L. STEVENS                        0            $0         24,000/96,000             $0/$0
  Executive Vice President and
  Chief Financial Officer

NICHOLAS O. ANTONAZZO                   0            $0         48,000/72,000             $0/$0
  Executive Vice President of
  Development

---------

(1) The value of unexercised in-the-money options has been determined under the assumption that the value of an option for a common Partnership Unit in Crown American Properties, L.P. is equivalent to that of an option for a Common Share of Beneficial Interest in the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on Page 12 shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF TRUSTEES

     The Compensation Committee of the Board of Trustees of the Company is responsible for setting and administering the Company's executive compensation programs. The philosophy of the Company is to ensure that executive compensation is designed to provide competitive levels of compensation that are consistent with the Company's annual and long term business performance goals. The Compensation Committee has based its compensation policy for its executive officers on a variety of factors, including job responsibility, salaries paid to executive officers of other REITs similar to the Company and job experience and performance of such officers.

     The Company's compensation program is designed to enhance the Company's ability to attract and retain highly qualified individuals while providing financial motivation necessary to achieve targeted Company performance.

BASE SALARY

     The Base Salary program is designed to provide salary opportunities which are competitive with a community of competitor companies, as well as to reward individual contributions through performance driven salary growth. In the first quarter of 1999, the Committee reviewed the base salary amounts for the Company's top executive group. The salaries were evaluated using the 1999 Shopping Center Compensation Survey and related industry executive compensation data. According to the survey data, base salaries of the Company's top executives are competitive compared to the median survey base salary figures for the Company's industry.

     For salary planning purposes, a merit percentage guideline is established by the Company annually. The merit percentage guideline is applied toward each exempt employee's base salary in consideration of the individual's performance, job responsibility, company internal equity and career considerations. A survey of comparable companies reported a projected merit increase range for 1999 to be 3% to 6%. For 1999, the Compensation Committee approved a merit pool increase for employees of the Company consisting of 3% of the aggregate base salaries of participating employees and distributed on the basis of individual annual performance reviews.

EXECUTIVE INCENTIVE PLAN

     Fourteen of the Company's executives are eligible for an annual incentive award under the Executive Incentive Plan which was adopted in 1993. The Executive Incentive Plan is self-funded through the earnings in excess of the Company's targeted Funds from Operations ("FFO"). Under the Executive Incentive Plan, individual awards are 90% driven by participants meeting or exceeding predetermined corporate and individual performance goals.

     The Compensation Committee approved an amendment in 1997 to the Executive Incentive Plan to provide that an executive may elect to receive his incentive award in the form of Common Shares which will be held by a trust established under the Executive Incentive Plan (the "Rabbi Trust"). In which case, each executive who defers 100% of his incentive award through the utilization of the Rabbi Trust will receive additional Common Shares equivalent to 20% of his incentive award. The trustee of the Rabbi Trust will manage and invest the assets of the trust as it deems appropriate. Upon the executive's retirement, the Rabbi Trust will distribute to the executive the Common Shares allocated to such executive plus any dividends and earnings accumulated with respect thereto.

     Fourteen executives received a bonus based upon the Company achieving a predetermined corporate goal and a review of their individual performance. The aggregate of the bonuses distributed in early 2000 related to the 1999 performance was $665,912. Mark E. Pasquerilla, Chairman and Chief Executive Officer, received $216,000, 100% of which he elected to defer.

EMPLOYEE OPTION PLAN

     The Company adopted the Crown American Realty Option Plan (the "Employee Option Plan") on August 17, 1993. The objective of the Employee Option Plan is to provide capital accumulation opportunities to a select group of Company executives by allowing them to acquire an equity interest in the Company, thus increasing the executives' incentives to make continued major contributions to the Company. Additionally, the Company hopes to maintain continuity of the management team with the provision of options.

     As of December 31, 1999, twenty-one Company executives were participating in the Employee Option Plan. Chairman and Chief Executive Officer, Mark E. Pasquerilla, is not currently participating in the Employee Option Plan.

RETIREMENT SAVINGS PLAN

     The Company instituted the Retirement Savings Plan (the "Savings Plan") in 1993 pursuant to Section 401(k) of the Internal Revenue Code. The Savings Plan covers employees of the Company who have completed one year of service, working 1,000 hours per year, and have attained the age of 21. Executives of the Company are able to participate on the same terms as non-executive employees, subject to any legal limitations on amounts which may be contributed or the benefits which may be payable under the Savings Plan.

     The Company is contributing a percentage, which varies from 2% to 5% depending upon the age of the employee, of each eligible employee's base salary to the Savings Plan as a supplemental employer contribution subject to applicable limitations under the Internal Revenue Code. Participants also may elect to contribute, within certain percentage limitations, on a pre-tax basis. Employee contributions are matched by the Company up to 50% of the first 3% of the participant's salary.

     Receipt of benefits attributable to the Company's matching contribution and the supplemental employer contribution is subject to the vesting and forfeiture provisions of the Savings Plan. Other amounts are fully vested at all times.

     For 1999, the Company contributed an aggregate amount of $45,165 under the Savings Plan on behalf of the most highly compensated executive officers of the Company participating in such Plan. This includes both the supplemental employer contribution and the Company's matching contribution. The Company contributed $7,310 under the Savings Plan on behalf of Chairman and Chief Executive Officer, Mark E. Pasquerilla.

SAVINGS RESTORATION PLAN

     The Company implemented the Savings Restoration Plan (the "Restoration Plan") in 1997. Fifteen of the Company's executives are eligible for participation. The Restoration Plan allows participants to defer current compensation which cannot be deferred under the Savings Plan due to limitations imposed thereon, including the maximum amount of contributions which may be made. At present, six employees are participating in the Restoration Plan.

                                          Respectfully submitted,

                                          /s/ Clifford A. Barton
                                          /s/ Zachary T. Solomon
                                          /s/ Peter J. Siris
                                          /s/ Donald Mazziotti

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total shareholder return among the Company's Common Shares, the Standard & Poor's 500 Stock Index and a peer group of real estate investment trust companies selected by the Company. The Company believes that the business and operations of the peer group members closely resemble those of the Company. The graph assumes a $100 investment as of December 31, 1994 in the Company's Common Shares, the Index and the peer group.

                                                 CROWN AMERICAN REALTY     CROWN AMERICAN REALTY PEER
                                                         TRUST                       INDEX                    S&P 500 INDEX
                                                 ---------------------     --------------------------         -------------
12/31/94                                               $100.00                      $100.00                     $100.00
12/31/95                                                 64.83                       104.73                      137.58
12/31/96                                                 68.24                       148.35                      169.03
12/31/97                                                 92.94                       169.01                      225.44
12/31/98                                                 84.63                       168.59                      289.79
12/31/99                                                 67.46                       143.67                      350.50

     The peer group consists of the following publicly traded real estate investment trusts engaged in similar lines of business of the Company: CBL & Associates Properties Inc., Simon Property Group, General Growth Properties Inc., Macerich Company, Taubman Centers Inc. and Urban Shopping Centers Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENTS

     The Company has agreed to manage certain properties retained by Crown American Enterprises, Inc. ("Crown Enterprises") and other affiliated companies controlled by the Pasquerilla family pursuant to various management agreements (the "Management Agreements"). For its services, the Company receives a management fee, payable monthly in arrears, equal to 5% of revenues (excluding certain items) actually collected and $5.50 per square foot for new leases signed and $3.50 per square foot for renewal leases. Each Management Agreement's initial term ended January 31, 1996 and has been continued on a month-to-month basis. Total management and leasing fees paid by Crown Enterprises to the Company for 1999 were approximately $40,000.

SUPPORT AGREEMENT

     In connection with the formation of the Company and consummation of the Public Offering, Crown Investments entered into a cash flow support agreement, which was subsequently amended (as amended, the "Support Agreement"), with the Operating Partnership and the Financing Partnership with respect to four malls, all of which were opened in 1991 and were in various stages of initial lease-up at the time of the Public Offering, with mall store occupancy rates below 75%. The Support Agreement provides that Crown Investments will guarantee, on a quarterly basis, up to a maximum of $1 million per quarter, that each of these four malls will generate a stipulated aggregate amount of base rents (the "Quarterly Guaranteed Support") for each quarter, which Quarterly Guaranteed Support will be derived on the basis of the difference between the aggregate amount of base rents earned (as defined) in the quarter at each mall and the stipulated aggregate amount of base rents. Crown Investments was also obligated to fund any tenant improvement and leasing costs associated with any lease of shortfall space (as defined in the Support Agreement). The obligations of Crown Investments under the Support Agreement will terminate as to a particular mall if the aggregate base rents at such mall meets the Quarterly Guaranteed Support over four consecutive quarters (as determined by the independent trustees of the Company). In December 1997, the Support Agreement was amended further such that the amount of the Quarterly Guaranteed Support will be reduced by an amount equal to two and one-half percent (2.5%) of the gross sales price upon the future sale of any outparcel, peripheral land or such other real estate ("Outparcel") situate at one of the malls ("Quarterly Support Amount Reduction"). Total cash flow support earned by the Company for 1999 was $3.0 million. At December 31, 1999, approximately $0.7 million of cash flow support was accrued, but not yet funded by Crown Investments.

CROWN AMERICAN ASSOCIATES LEASE AT PASQUERILLA PLAZA

     Approximately 14,600 square feet of Pasquerilla Plaza, the Company's headquarters building, is leased to Crown American Associates ("Crown Associates") and one of its affiliates for an annual base rent of approximately $272,000. The rent was determined based on rental rates being paid by existing third party tenants, the fact that Crown Associates' lease includes certain furnishings and equipment and the fact that Crown Associates is permitted to use facilities in the building that are not available to other third party tenants. The lease with Crown Associates ends July 31, 2003 and includes a five-year renewal option at then market rents. The lease with the affiliate ends March 31, 2009 and provides such affiliate with the right to cancel the lease on March 31, 2004. Total rent earned thereunder by the Company in 1999 was $0.3 million.

CROWN RIGHTS

     Pursuant to the Operating Partnership Agreement, Crown Investments and its affiliates received certain rights (the "Crown Rights") which enable them to require the Operating Partnership to redeem part or all of their Partnership Units for a price equal to the equivalent value of the shares of the Company (on a one-for-one basis). Crown Investments currently owns 8,169,939 common Partnership Units, Crown American Investment Company, an affiliate of Crown Investments, owns 1,786,459 common Partnership Units. The obligation to redeem Crown Investments' common Partnership Units may be assumed by the Company in exchange for, at the Company's election, either shares (on a one-for-one basis) or the cash equivalent thereof, provided that the Company may not pay for such redemption with Common Shares to the extent that it would result in Crown Investments and its affiliates beneficially or constructively owning more than 16.0% of the outstanding Common Shares. Crown Investments and its affiliates may require the Company to assume the obligation to pay for such redemption with Common Shares to the extent that Crown Investments and its affiliates own less than 16.0% of the outstanding Common Shares. Crown Investments and its subsidiary have pledged substantially all their common Partnership Units (the "Pledged Units") as collateral for a loan made by an unrelated third party. In June 1995 the Company filed a Registration Statement on Form S-3 with the SEC relating to the Pledged Units. If at the time of any such permitted exchange the Shelf Registration is not effective, the Company is obligated to purchase a specified portion of the Pledged Units. The Company also has the right to purchase the Pledged Units in lieu of effecting an exchange.

ADMINISTRATIVE SERVICES AND AMOUNTS DUE TO CROWN ASSOCIATES AND CROWN
INVESTMENTS

     The Operating Partnership allocates a portion of the cost of its administration, communications, MIS, legal and risk management departments to Crown Associates and Crown Investments based on estimated usage, which aggregated $0.6 million in 1999 and which amount is expected to increase to approximately $0.8 million in 2000. Conversely, Crown Associates and its affiliates charge the Company for use of their corporate aircraft, hotel and dining services; such costs totaled $0.4 million for 1999. As a result of these current and prior year transactions, the Company had a net receivable from Crown Associates and Crown Holding at December 31, 1999 of $0.1 million.

                                 PROPOSAL NO. 2

              TO AMEND THE 1993 CROWN AMERICAN REALTY OPTION PLAN

     As of December 31, 1999, options to purchase 968,095 Units, constituting 81.2% of the total number of Units available for issuance of options to officers and key employees of the Company under the Employee Option Plan, were outstanding. The Compensation Committee of the Board of Trustees is currently reviewing the stock option award levels offered under the existing Employee Option Plan in comparison to those levels offered under similar plans by companies in the Company's peer group. The Company intends to utilize periodic stock option grants to drive performance and establish significant ownership levels among the Company's top management. Such grants could, therefor, result in the outstanding number of options exceeding the currently authorized level of 1,200,000 Units. Accordingly, on March 9, 2000 the Board of Trustees adopted, subject to the approval of the shareholders of the Company, an amendment to the Employee Option Plan whereby the number of Units available for the issuance of options under the Employee Option Plan is increased to an aggregate of 2,200,000 Units from the current aggregate of 1,200,000 Units. It is estimated that the additional shares will facilitate potential grants for the next two years.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE APPROVAL OF SUCH AMENDMENT. Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Trustees will be voted to approve the amendment.

SUMMARY OF EMPLOYEE OPTION PLAN

     Prior to the Company's Public Offering, the shareholders of the Company approved the Employee Option Plan for the purpose of attracting, retaining and motivating its officers and key employees. The summary of the Employee Option Plan set forth below is qualified in its entirety by reference to the text of the Employee Option Plan, which will be provided to any shareholder upon request in writing to the Secretary of the Company, Pasquerilla Plaza, Johnstown, Pennsylvania 15901.

     Under the Employee Option Plan as initially adopted, options to purchase a total of 875,000 Units of the Operating Partnership were available for grant. In May 1995, the Employee Option Plan was amended to increase the total of Units available to 1,200,000. In certain circumstances, Unit holders may redeem the Units for cash or Shares (at the option of the Company). The Company currently has outstanding options held by 22 executive officers and senior management to purchase 1,004,095 Units pursuant to the Employee Option Plan. The average exercise price for such options is $8.0313 per Unit and ranges from $5.625 to $9.25 per Unit. The allocation of the options outstanding on February 29, 2000 is set forth in the following table. The closing market price of Common Shares on The New York Stock Exchange on March 1, 2000, was $5.8125.

Mark E. Pasquerilla, the Chairman, Chief Executive Officer and President of the Company does not currently participate in the Employee Option Plan.

                                                                   AVERAGE EXERCISE
NAME AND PRINCIPAL POSITION                     NUMBER OF UNITS     PRICE PER UNIT
---------------------------                     ---------------    ----------------
George M. Sakakeeny                                  60,000            $  8.00
Senior Vice President -- Portfolio Management
and Acquisitions

Thomas Stephenson                                   120,000            $  8.00
Executive Vice President of Asset Management

Terry L. Stevens                                    120,000            $7.6875
Executive Vice President and Chief Financial
Officer

Nicholas O. Antonazzo                               120,000            $  8.00
Executive Vice President of Development

Non-Executive Officer Employee Group                584,095            $8.1180
(18 persons)

     The Compensation Committee administers the Employee Option Plan and has the authority to determine the terms of options granted under the Employee Option Plan, including, among other things, the individuals who will receive options, the times when they will receive them, the number of Units to be subject to each option and the date or dates each option will become exercisable. The Compensation Committee will also fix the exercise price of the options; provided, however, that the exercise price must be at least equal to the fair market value of the Units on the date of grant. There is no limit on the number of options that may be granted to any one individual; provided that the grant of options may not cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes. An optionee may, with the consent of the Compensation Committee, elect to pay for the Units to be received upon exercise of his options in cash, Units or any combination thereof.

     The terms of each option are contained in an Option Agreement, signed by the optionee, that includes such terms and conditions, as the Compensation Committee determines necessary or advisable. Currently, all the Option Agreements provide that an option may only be exercised after the optionee has completed two years of employment with the Operating Partnership after the date of the grant of the option. Under such Option Agreements, an option first becomes exercisable to the extent of 20% of the total number of Units subject to the option on each of the second, third, fourth, fifth and sixth anniversaries of the date of the grant of the option. If an optionee's employment is terminated before such optionee's option has partially or fully vested, the right to exercise the option is forfeited. If an optionee's employment is terminated after such optionee's option has partially or fully vested, the option may be exercised to the extent it was exercisable at the time of termination of employment. There are certain limitations on the timing of exercise of an option after termination of employment. Currently, all the Option Agreements provide that options expire five years after the date they first become exercisable.

     The Employee Option Plan provides that options vest in full upon the dissolution or liquidation of the Operating Partnership, upon a reorganization, merger or consolidation of the Operating Partnership as a result of which the Units are changed into or exchanged for cash or property or securities not issued by the Operating Partnership, or upon a sale of substantially all of the property of the Operating Partnership to or the acquisition of Units representing more than eighty percent (80%) of the voting interests of the Operating Partnership by any entity other than the Company or an affiliate of the Company.

     The Board of Trustees may amend, suspend or terminate the Employee Option Plan at any time, in its sole discretion; provided, however, that the Board of Trustees may not amend the Employee Option Plan without approval of the shareholders of the Company if such approval is required by law.

CERTAIN FEDERAL TAX CONSEQUENCES OF THE EMPLOYEE OPTION PLAN

     The following is a brief summary of the probable federal income tax consequences of the grant and exercise of options under the Employee Option Plan under present law, assuming that the tax consequences of the options are similar to those that apply to "nonstatutory stock options" under the Internal Revenue Code of 1986, as amended. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an option. Upon the exercise of an option, the amount by which the fair market value of the Units received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received by the optionee in the year of exercise. If the option price of an option is paid in whole or in part in Units, no income, gain or loss is recognized on the receipt of Units equal in value on the date of exercise to the Units delivered in payment of the option price. The fair market value of the remainder of the Units received upon exercise of the option, determined as of the date of exercise, less the amount of cash, if any paid upon exercise, is treated as compensation received on the date of exercise of the option. Special rules will apply on the exercise of an option in certain limited circumstances by an optionee who is subject to Section 16(b) of the 1934 Act.

     The Operating Partnership generally may be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee. To the extent that the Company is a partner of the limited partnership, its share of net income will be reduced by its allocable shares of expenses. The Operating Partnership may also recognize gain or loss on the grant of Units to the optionee. To the extent that the Company is a partner of the Operating Partnership, it will also recognize its allocable portion of the gain or loss recognized by the Operating Partnership.

                                    AUDITORS

     The Board of Trustees engaged Arthur Andersen LLP, independent public accountants, to audit the books and records of the Company for the year ended December 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions. The Board of Trustees has also engaged Arthur Andersen LLP to audit the Company's books and records for the current year.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone or telegraph. Brokerage houses and other nominees, custodians or fiduciaries will be requested by the Company to forward proxy soliciting material and the Company's Annual Report to Shareholders to the beneficial owners of the shares of the Company's Common Shares held of record by them, and the Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

                             SHAREHOLDER PROPOSALS

     The Board of Trustees does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of those named in the Proxies solicited hereby to vote the shares represented by such Proxies in accordance with their judgment in such matters.

     A proposal submitted by a shareholder for the regular annual meeting of shareholders to be held in 2001 must be received by the Secretary, Crown American Realty Trust, Pasquerilla Plaza, Johnstown, Pennsylvania 15901 on or prior to November 30, 2000 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting. In connection with 2001 annual meeting of shareholders, if the Company does not receive notice of a matter or proposal to be considered on or before February 3, 2000 then the persons appointed by the Board of Trustees to vote the proxies for said annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal at such annual meeting, if such matter or proposal is raised at such annual meeting.

                                        By Order of the Board of Trustees,

                                        /s/ Ronald P. Rusinak

                                        Ronald P. Rusinak
                                        Vice President, General
                                          Counsel and Secretary

                          CROWN AMERICAN REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF TRUSTEES
       Johnstown Holiday Inn, 250 Market Street, Johnstown, Pennsylvania
              WEDNESDAY, APRIL 26, 2000 - 10:00 A.M. (LOCAL TIME)

The undersigned shareholder of CROWN AMERICAN REALTY TRUST (the "Company") does hereby appoint MARK E. PASQUERILLA and TERRY L. STEVENS, and each of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company, to be held April 26, 2000 (the "Annual Meeting"), and at all adjournments thereof, all the Common Shares of Beneficial Interest of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned shareholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement both dated March 31, 2000, and of the Annual Report to Shareholders for 1999.

You are urged to promptly return this proxy in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Meeting.

The shares represented by this Proxy will be voted as directed by the shareholder. If this proxy is executed but no direction is given, such shares will be voted "FOR" Item 1 and Item 2.



(Continued and to be signed on the reverse side)


[X] PLEASE MARK
    YOUR VOTES
    AS THIS

                                          FOR all                 WITHHOLD
                                          Nominees          Authority to Vote
                                  (except as shown below)    for all nominees

ITEM (1) - The election                     [  ]                    [  ]
           of the following
           two Trustees
           for a term expiring
           in 2003:

NOMINEES:  Donato B. Zucco
           Zachary L. Solomon

A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

(To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below.)

--------------------------------------------------------------------------------

                                       FOR      AGAINST     ABSTAIN
ITEM (2) - Amend the 1993 Crown        [  ]      [  ]        [  ]
           American Realty
           Option Plan to
           increase the number
           of limited
           partnership units
           available for
           issuance under the
           plan to 2,200,000:


                    Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.


SIGNATURE(S)                                                DATE
            ---------------------------------------------       --------------

NOTE: Please sign as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.